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                         TRUST AGREEMENT
                            UNDER THE
         UNUM EMPLOYEES RETIREMENT SAVINGS PLAN AND TRUST
                             AND THE
       DUNCANSON & HOLT, INC. EMPLOYEE PROFIT PARTICIPATION
                         AND SAVINGS PLAN

        AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1995
                         TRUST AGREEMENT
                            UNDER THE
         UNUM EMPLOYEES RETIREMENT SAVINGS PLAN AND TRUST
                             AND THE
       DUNCANSON & HOLT, INC. EMPLOYEE PROFIT PARTICIPATION
                         AND SAVINGS PLAN


     This Trust Agreement is made this ____ day of _________, 1995, but effective October 1, 1995, by and between UNUM CORPORATION, a corporation organized and existing under the laws of the State of Maine (hereinafter the "Company"); DUNCANSON & HOLT, INC., a corporation organized and existing under the laws of the State of New York and a wholly-owned subsidiary of the Company (hereinafter "Duncanson & Holt"); STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts; KEVIN P. WALKER, of Bergen County in the State of New Jersey; THOMAS G. BROWN, of Collier County in the State of Florida; STEVEN BONVILLE, of Cumberland County in the State of Maine; MICHAEL COWELL, of Cumberland County in the State of Maine; MARGARET DOWNING, of Cumberland County in the State of Maine; EILEEN FARRAR, of Cumberland County in the State of Maine; RUTH GREENE, of Cumberland County in the State of Maine; LINDA GUYDEN, of Bergen County in the State of New Jersey; and EDWARD HILLMAN, of Westchester County in the State of New York (hereinafter collectively the "Trustees").

                      W I T N E S S E T H :

     WHEREAS, the Company established, effective January 1,
1984, and maintains the UNUM Employees Retirement Savings
Plan and Trust for the exclusive benefit of certain of its employees; and Duncanson & Holt established, effective
January 1, 1976, and maintains the Duncanson & Holt, Inc.
Employee Profit Participation and Savings Plan for the exclusive benefit of certain of its employees (hereinafter collectively the "Plans");

     WHEREAS, in accordance with the provisions of their respective Plans, the Company and Duncanson & Holt have established trusts to serve as the funding vehicles for such Plans;

     WHEREAS, the Company has appointed State Street Bank and Trust Company to serve as successor Trustee to Steven Bonville, Michael Cowell, Margaret Downing, Eileen Farrar, Ruth Greene, Linda Guyden and Edward Hillman with respect to the property held in trust under the UNUM Employees Retirement Savings Plan and Trust that is invested in the UNUM stock fund and the fixed income fund, effective October 1, 1995; and to serve as custodian with respect to the property held in trust under the Plan that is not invested in the UNUM stock fund or the fixed income fund, for which Steven Bonville, Michael Cowell, Margaret Downing, Eileen Farrar, Ruth Greene, Linda Guyden and Edward Hillman serve as Trustee, effective October 1, 1995;

     WHEREAS, Duncanson & Holt has appointed State Street Bank and Trust Company to serve as successor Trustee to Kevin
P. Walker and Thomas G. Brown with respect to the property held in trust under the Duncanson & Holt, Inc. Employee Profit Participation and Savings Plan that is invested in the fixed income fund, effective October 1, 1995; to serve as Trustee with respect to the property held in trust under the Plan invested in the UNUM stock fund, effective December 4, 1995; and to serve as custodian with respect to the property held in trust under the Plan that is not invested in the UNUM stock fund or the fixed income fund, for which Kevin P. Walker and Thomas G. Brown serve as Trustee, effective October 1, 1995;

     WHEREAS, UNUM, Duncanson & Holt, and State Street Bank & Trust Company entered into a Master Trust Agreement for the Plans to reflect the appointment of State Street Bank and Trust Company as a trustee of each Plan, effective October 1, 1995;

     WHEREAS, Section 14.1 of each of the Plans provides that the Plan may be amended from time to time by the Board of Directors of the Company or the Board of Directors of Duncanson & Holt, as the case may be;

     WHEREAS, UNUM, Duncanson & Holt, and the Trustees wish to amend and restate the trust provisions appearing in the respective Plan documents and the Master Trust Agreement in their entirety; and

     WHEREAS, the Trustees are willing to act as Trustees of the Trust pursuant to the provisions of this amended and restated Trust Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                                ARTICLE I
                               DEFINITIONS

     The following terms, when used herein, shall have the meanings as hereinafter set forth, unless the context clearly indicates otherwise:

     1.1 "Administrator" means, in the case of the UNUM Plan, the Benefits Committee appointed by the Board of Directors and, in the case of the Duncanson & Holt Plan, the Plan Administrator appointed by Duncanson & Holt, Inc..

     1.2 "Beneficiary" means the person or persons entitled to receive benefits payable under a Plan following the death of a Participant.

     1.3     "Board of Directors" means the Board of
Directors of UNUM Corporation or any person or persons to whom the Board of Directors delegates all or a part of its authority under this Trust Agreement.

     1.4 "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     1.5     "Company" means UNUM Corporation or any
corporation with or into which it may be merged or consolidated and, with respect to the Duncanson & Holt Plan, Duncanson & Holt, Inc..

     1.6 "Company Stock Fund" means the Investment Fund established by the Institutional Trustee in accordance with
Section 5.2.

     1.7     "Duncanson & Holt Plan" means the Duncanson &
Holt, Inc. Employee Profit Participation and Savings Plan, as from time to time amended.

     1.8 "Employer" means UNUM Corporation, Duncanson & Holt, Inc. or any other corporation or business organization that has adopted a Plan with the consent of a Company, if the Company and such other corporation or business organization are members of a controlled group of corporations; trades or businesses (whether or not incorporated) under common control; or members of an affiliated service group, within the meaning of Sections 414(b), (c), and (m) of the Code, respectively.

     1.9     "ERISA" means the Employee Retirement Income
Security Act of 1974, as it may from time to time be amended.

     1.10     "Fixed Income Fund" means a fixed income
Investment Fund established by the Institutional Trustee in accordance with Section 5.1.

     1.11 "Individual Trustee" means a Trustee of a Plan who is a natural person.

     1.12     "Institutional Trustee" means State Street Bank
& Trust Company as trustee of the portion of the Trust Fund that is invested in the Company Stock Fund or the Fixed
Income Fund.

     1.13 "Investment Fund" means an investment fund described in Section 5.1.

     1.14 "Investment Manager" means any fiduciary (other than a Trustee acting in such capacity or a named fiduciary as defined in Section 402(a)(2) of ERISA):

          (a) who is appointed by the Board of Directors to manage, acquire, or dispose of all or any portion of the Trust Fund;

          (b)     who is (i) registered as an investment
adviser under the Investment Advisers Act of 1940; (ii) a bank, as defined in said Act; or (iii) an insurance company qualified to manage, acquire, or dispose of all or any portion of the Trust Fund under the laws of more than one state; and

          (c) who has acknowledged, in writing, that it is a fiduciary with respect to the Plans and Trust.

     1.15 "Participant" means an individual who is a participant in a Plan, including any former employee of an Employer who has an account balance under a Plan.

     1.16     "Plan" means the UNUM Plan or the Duncanson &
Holt Plan, and "Plans" means the UNUM Plan or the Duncanson &
Holt Plan, as each may be from time to time amended.

     1.17 "Recordkeeper" means any person or persons, corporation, or business organization that is appointed by the Company to perform recordkeeping and other administrative services with respect to a Plan and the accounts of the Participants and Beneficiaries thereunder. If State Street Bank and Trust Company is not the Recordkeeper (pursuant to a separate written agreement with the Company), then the Company shall give prompt written notice of the appointment of the Recordkeeper to the Trustee.

     1.18 "Trust" means this Trust Agreement under the UNUM Employees Retirement Savings Plan and Trust and the
Duncanson & Holt, Inc. Employee Profit Participation and
Savings Plan, as from time to time amended.

     1.19 "Trust Fund" means the assets held by the Trustee in trust pursuant to the provisions of this Trust
Agreement.

     1.20     "Trustee" means:

          (a) State Street Bank and Trust Company in its role as Institutional Trustee and in its role as custodian of the portion of the Trust Fund that is not invested in the Company Stock Fund or the Fixed Income Fund;

          (b) With respect to the portion of the Trust Fund that is attributable to the UNUM Plan and which is not invested in the Company Stock Fund or the Fixed Income Fund, Steven Bonville, Michael Cowell, Margaret Downing, Eileen Farrar, Ruth Greene, Linda Guyden, and Edward Hillman; and

          (c)     With respect to the portion of the Trust
Fund that is attributable to the Duncanson & Holt Plan and which is not invested in the Company Stock Fund or the Fixed
Income Fund, Kevin P. Walker and Thomas G. Brown.

     1.21     "UNUM Plan" means the UNUM Employees Retirement
Savings Plan and Trust, as from time to time amended.

                            ARTICLE II
                        CREATION OF TRUST

     2.1 ACCEPTANCE OF TRUSTEE. The Trustee hereby accepts the Trust established hereunder and agrees to perform the respective duties of the Trustee set forth herein.

     2.2 EFFECTIVE DATE. This Trust Agreement is an amendment and restatement of the original trust provisions of the Plans, initially effective January 1, 1984, in the case of the UNUM Plan, and initially effective January 1, 1976, in the case of the Duncanson & Holt Plan, and as thereafter amended and restated from time to time, and of the Master Trust Agreement effective October 1, 1995. The effective date of this amendment and restatement is October 1, 1995.

                           ARTICLE III
                        TRUSTEE PROVISIONS

     3.1 ALLOCATION OF TRUSTEE RESPONSIBILITIES. The Institutional Trustee and the Individual Trustees, and each of them, shall be required to meet the fiduciary responsibilities described in Article VI and by applicable law to the extent such requirements and responsibilities apply to them, provided each Trustee shall be responsible for carrying out only the requirements, responsibilities and duties placed upon such Trustee by this Trust Agreement.

          (a) The Institutional Trustee shall serve as sole Trustee with respect to those assets of the Trust comprising the Company Stock Fund and the Fixed Income Fund.

          (b) Steven Bonville, Michael Cowell, Margaret Downing, Eileen Farrar, Ruth Greene, Linda Guyden and Edward Hillman shall serve as Trustee with respect to the property held in trust under the UNUM Plan that is not invested in the Company Stock Fund or the Fixed Income Fund, provided that the Institutional Trustee shall serve solely as custodian with respect to such assets.

          (c) Kevin P. Walker and Thomas G. Brown shall serve as Trustee with respect to the property held in trust under the Duncanson & Holt Plan that is not invested in the Company Stock Fund or the Fixed Income Fund, provided that the Institutional Trustee shall serve solely as custodian with respect to such assets.

     3.2 GENERAL POWERS AND DUTIES. Except as otherwise provided in this Agreement, the Trustees shall have, in addition to the other powers and duties conferred upon them elsewhere in this Agreement, the following general powers and duties, provided that the Institutional Trustee shall exercise such powers and duties subject to the direction of the fiduciary having full investment responsibility with respect to any portion of the assets of the Trust Fund, except with respect to assets of the Trust Fund for which the Institutional Trustee serves as Investment Manager pursuant to Section 4.2.

          (a) To invest and reinvest the Trust Fund, without distinction between principal and income, in stocks, bonds or other securities, mortgages, notes, mutual fund shares, certificates of deposit, deposit administration, investment or group annuity contracts issued by a legal reserve life insurance company, qualifying employer securities as defined in Section 407(d)(4) of ERISA, or other property of any kind, real or personal, including any common, commingled or collective trust fund or pooled investment fund maintained by the Institutional Trustee or any Investment Manager which provides for the pooling of assets of plans which are described in Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code.

          (b) To maintain one or more checking accounts in the name of the Trust at a bank designated by the Trustee as a depository of the Trust and to make deposits thereto and to designate one or more individuals who shall have the right to draw checks thereon to make distributions or loans directed by the Administrator.

          (c) To establish one or more Investment Funds, to monitor the performance of each Investment Fund, and to change or eliminate any such Investment Fund as the Company may from time to time direct in accordance with Article V.

          (d)     To transfer assets invested in an
Investment Fund to one or more other Investment Funds as from time to time directed by the Administrator.

          (e) To invest the assets of an Investment Fund, when directed by the Company, in a deposit administration, investment or group annuity contract issued by a legal reserve life insurance company pursuant to an agreement between the Trustee, as contractholder, and such insurance company.

          (f) To invest the assets of an Investment Fund, when directed by the Company, in mutual fund shares or in such other investments as the Company may specify.

          (g) To establish one or more separate interest-bearing accounts and to segregate such amount or amounts therein as the Administrator may direct pending the determination of whether a domestic relations order with respect to a Participant is a qualified domestic relations order within the meaning of Section 414(p)(1)(A) of the Code.

          (h) To sell, exchange, mortgage, lease and to make contracts concerning real and personal property for such considerations and upon such terms and conditions as the Trustee may determine, which leases and contracts may extend beyond the terms of the Trust and to execute deeds, transfers, mortgages, releases, assignments, and discharges of mortgages, leases and other instruments of any kind.

          (i) To settle, compromise, arbitrate or contest any claim by or against the Trust, or any other matter directly or indirectly affecting the Trust, provided the Trustee need not, except at its option, enter into or maintain any litigation relative thereto until the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which it may in its judgment be subject by any such action.

          (j) Subject to Section 3.6, to exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any securities or other property at anytime held by the Trustee; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable by an Investment Manager or the Company, in the case of the Institutional Trustee, or by the Individual Trustees in connection therewith, and to hold and retain any securities or other property which it may so acquire; and to deposit any property with any protective, reorganization or similar committee, and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.

          (k) To perform any and all other acts which are necessary for the proper administration and investment of the Trust Fund.

     Notwithstanding any other provisions of this Trust, Trust assets may be invested in any collective investment fund or funds, including common and group trust funds presently in existence or hereafter established which are maintained by a bank or trust company supervised by a state or federal agency, notwithstanding that the bank or trust company is a Trustee, Investment Manager, or is otherwise a party-in-interest to one of the Plans. The assets so invested shall be subject to all the provisions of the instruments establishing such funds as they may be amended from time to time. Such instruments establishing group trusts exempt from taxation under Section 501 of the Code (by qualifying under Section 401 of the Code), as they may be amended from time to time, are hereby incorporated and made a part of this Trust as if fully set forth herein. The combining of money and other assets of this Trust with money and other assets of other trusts and accounts in such fund or funds is specifically authorized.

     If the Trustee is directed by the Administrator or an Investment Manager or other fiduciary having full investment responsibilities with respect to a portion of the assets of the Trust Fund to purchase securities issued by any foreign government or agency thereof, or by any corporation or other entity domiciled outside of the United States, it shall be the responsibility of the Administrator or such fiduciary, as the case may be, to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territory or possession which shall apply in any manner whatsoever to such securities, including, without limitation, receipt by the Trustee of dividends, interest or other distributions on such securities.

     3.3 NOTICES AND EXERCISE OF RIGHTS. The Trustee shall transmit promptly to the Administrator or the Investment Manager or other fiduciary having full investment responsibilities for a portion of the assets of the Trust Fund, as the case may be, all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers relating to any of such assets, which notices are received by the Trustee from its agents or custodians, from issuers of the affected securities and from the party (or its agents) extending such rights. The Trustee shall have no obligation to determine the existence of any conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other right or power relating to any of the securities in the Trust Fund of which notice was given prior to the purchase of such securities by the Trust Fund, and shall have no obligation to exercise any such right or power unless the Trustee is informed of the existence of the right or power.

     The Trustee shall not be liable for any untimely exercise or assertion of such rights or powers described in the foregoing paragraph in connection with securities or other property of the Trust Fund at any time held by it unless (a) it or its agents or custodians are in actual possession of such securities or property; (b) it receives directions to exercise any such rights or powers from the Administrator or the Investment Manager, as the case may be; and (c) both (a) and (b) occur at least one business day (three business days, in the case of foreign securities) prior to the date on which such rights or powers are to be exercised.

     All shares of a registered investment company, the prospectus of which offers its shares under a Plan ("Investment Company Shares"), shall be registered in the name of the Trustee or its nominee. Subject to any requirement of applicable law, the Trustee shall transmit to the Administrator or Recordkeeper, as the case may be, copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to shareholders, with respect to Investment Company Shares held in the Trust Fund. The Trustee shall act in accordance with appropriate instructions received from the Administrator or Recordkeeper, as the case may be, with respect to matters to be voted upon by shareholders of the investment company, by such written, telephonic or electronic means and within such time period as may be prescribed by the Trustee. If no such instructions are received within the prescribed time period with respect to any Investment Company Shares, the Trustee shall not vote such shares.

     3.4 ADMINISTRATIVE POWERS. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall have and shall exercise, in its sole discretion, the following powers and duties with respect to the Trust Fund:

          (a) To employ suitable agents, custodians and counsel and to pay their reasonable expenses and compensation.

          (b) To appoint ancillary trustees to hold any portion of the assets of the trust and to pay their reasonable expenses and compensation.

          (c) To register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.

          (d) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

          (e)     Generally to do all ministerial acts,
whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Trust Agreement.

     The Trustee may consult with legal counsel (who may but need not be counsel for the Company) concerning any question which may arise with respect to its rights and duties under this Trust Agreement. The written opinion of such counsel will, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with said opinion.

     3.5 DISBURSEMENTS. The Trustee shall, from time to time, make or cause distributions, Participant loans, or other disbursements to be made out of the Trust Fund to such persons, in such manner and in such amount or amounts, in cash or in kind or partly in each, as the Administrator or Recordkeeper, as the case may be, may from time to time direct. The Administrator or Recordkeeper, as the case may be, shall be responsible to ensure that any such direction conforms to the applicable provisions of the Plans, this Trust Agreement, and ERISA. The Trustee shall be entitled to rely upon the written directions of the Administrator or Recordkeeper and shall not be under any liability for any distribution, Participant loan, or other disbursement made in accordance therewith.

     3.6 COMPANY SECURITIES. In the event of a Tender Offer for any equity or debt securities issued by the Company ("Company Securities"), and except to the extent that ERISA shall otherwise require, unless otherwise provided in an investment manager agreement, the Trustee shall exercise no discretion to tender, sell or exchange any such securities that are allocated to a Participant's or Beneficiary's account, but instead (i) shall follow the instructions of such person as to whether Company Securities allocated to his or her account shall be tendered, sold or exchanged pursuant to the Tender Offer (and shall follow any further instructions of such person concerning any related elections to be made) or (ii) if no such instructions are received within the prescribed time period, shall not tender, sell or exchange any Company Securities allocated to his or her account.

     Except to the extent that ERISA shall otherwise require, and unless otherwise provided in an investment manager agreement, with respect to any matter duly submitted for action to the holders of any class or series of Company Securities the Trustee shall exercise no voting discretion with respect to Company Securities that are allocated to a Participant's or Beneficiary's account, but instead (i) shall follow the instructions of such person as to how Company Securities allocated to his or her account shall be voted or
(ii) if no such instructions are received within the prescribed time period, shall vote the Company Securities allocated to such person's account in the same proportion as it will vote Company Securities for which it has received timely instructions.

     Except to the extent that ERISA shall otherwise require, and unless otherwise provided in an investment manager agreement, with respect to any other rights similar to tender or voting rights, the Trustee shall exercise no discretion with respect to Company Securities that are allocated to a Participant's or Beneficiary's account, but instead (i) shall follow the instructions of such person as to the exercise of such rights or (ii) if no such instructions are received within the prescribed time period, shall not exercise any such rights with respect to Company Securities allocated to such person's account.

     The Administrator or Recordkeeper shall furnish the Trustee with the name of each affected Participant or Beneficiary and with the number of shares of Company Securities allocated to such Participant's or Beneficiary's Account as close in time as practicable to the record date fixed for the determination of shareholders entitled to tender or vote and shall provide such other information and assistance as the Trustee shall reasonably request. The Trustee shall act in accordance with appropriate instructions received from the Administrator or Recordkeeper, as the case may be, pursuant to the provisions of this Section, by such written, telephonic or electronic means and within such time period as may be prescribed by the Trustee (or an independent fiduciary, in the case of a matter determined by the Administrator to involve the potential for undue employer influence).

     With respect to any unallocated Company Securities, except to the extent ERISA shall otherwise require and unless otherwise provided in an investment manager agreement, the Trustee shall vote such Company Securities in the same proportion as Company Securities allocated to Participant's or Beneficiary's accounts for which it has received timely voting instructions and shall not tender, sell or exchange any unallocated Company Securities (or make any related elections) in the event of a Tender Offer for any Company Securities, nor exercise other rights similar to voting or tender rights.

     The Administrator shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Securities, and the exercise of voting, tender and similar rights with respect thereto, by Participants and Beneficiaries. The Administrator shall be responsible for ensuring that such procedures meet the requirements of ERISA Reg. Section 2550.404c-1(d)(2). In the event the Administrator determines that a particular situation involves a potential for undue employer influence upon Participants and Beneficiaries within the meaning of ERISA Reg. Section 2550.404c-1(d)(2), the Administrator shall promptly appoint an independent fiduciary to perform the role of the Administrator to carry out activities with respect to such situation. Such independent fiduciary shall not be a person affiliated with an Employer within the meaning of ERISA Reg. Section 2550.404c-1(e)(3). Except as the Administrator shall otherwise determine, a Tender Offer shall be deemed to involve a potential for undue employer influence upon Participants or Beneficiaries.

     As used in this Section, "Tender Offer" means (a) a tender offer, or a request or invitation for tenders, which is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or (b) an issuer tender offer which is the subject of an issuer tender offer statement pursuant to Rule 13e-4 of the United States Securities and Exchange Commission (or any successor regulation).

     3.7 RECORDS AND ACCOUNTS. The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other actions hereunder, and such other records as the Administrator may from time to time direct, as agreed to by the Trustee. The books and records of the Trustee relating thereto shall be open to inspection and audit at all reasonable times by the Administrator or its duly authorized representatives and each Investment Manager.

     All transfers to, withdrawals from, and other transactions regarding the Trust Fund shall be conducted in such a way that the proportionate interest in the Trust Fund of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust Fund or in any Investment Fund, the undivided interest therein of that Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of that Plan, every benefit payment, or other expense attributable solely to that Plan, and every other transaction relating only to that Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense; and other transactions attributable to the Trust Fund or that Investment Fund as a whole. As of each date when the fair market value of the investments held in the Trust Fund or an Investment Fund are determined as provided for in the preceding paragraph, the Trustee shall adjust the value of each Plan's interest therein to reflect the net increase or decrease in such values since the last such date.

     The Trustee shall determine the fair market value of assets of the Trust Fund based upon valuations provided by Investment Managers, information and financial publications of general circulation, statistical and valuation services, records of security exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property.

     Within sixty (60) days after the close of each fiscal year of the Trust and at more frequent intervals if agreed to by the parties hereto, and within sixty (60) days after the removal or resignation of the Trustee in accordance with this Agreement, the Trustee shall render to the Company a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding fiscal year or period, and setting forth the assets, at cost and current fair market value, and liabilities of the Trust. Accounts maintained by the Administrator or Recordkeeper, if any, may be incorporated into Trustee reports. Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred twenty
(120) days after receipt thereof, the Company shall be deemed to have approved such statement and account. In such case or upon written approval by the Company of any such statement and account, the approval by the Company shall be final and binding as to all matters stated therein, upon the Company, the Employers, and all persons who then are or thereafter become interested in the Trust.

     The Company or its delegate, each Investment Manager, and the Trustee shall file such descriptions and reports and make such other publications, disclosures, registrations and other filings as are required of them respectively by ERISA.

     Nothing contained in this Trust Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its account. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the Trust, the only necessary party thereto in addition to the Trustee shall be the Company, and no Participant, Beneficiary, or other person having or claiming any interest in the Trust Fund shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

     3.8 COMPENSATION AND EXPENSES. The Trustee shall be entitled to such reasonable compensation for services rendered as may from time to time be agreed upon, in writing, by the Board of Directors and to reimbursement of expenses properly and actually incurred in the performance of their respective duties hereunder, provided that no person serving as Trustee who already receives compensation from an Employer or related employer for services rendered as an employee shall receive remuneration for services hereunder except for reimbursement of expenses properly and actually incurred and not otherwise reimbursed. The portion of Trustee compensation and expenses properly attributable to an Investment Fund shall be paid therefrom unless paid by the Company.

     3.9 RELIANCE BY TRUSTEE. To the extent permitted by law --

          (a) the Trustee may rely and act upon the written directions of the Board of Directors, the Administrator or Recordkeeper, or any duly appointed Investment Manager, or other person authorized in writing by the Board of Directors or the Administrator and may rely upon and be protected in acting upon such directions reasonably believed by it to have been executed by a duly authorized person, so long as the Trustee acts in good faith and in accordance with the provisions of this Trust Agreement in taking or failing to take any such action;

          (b) the Trustee may rely and act upon the instructions of any Participant, Beneficiary, or the Administrator or Recordkeeper, made in accordance with
Section 3.6, and may rely upon and be protected in acting upon such instructions reasonably believed by it to have been made by such person, so long as the Trustee acts in good faith and in accordance with the provisions of this Trust Agreement, in taking or failing to take any such action;

          (c) the Trustee need not inquire into the source of any money or property transferred to the Trust Fund nor into the authority or right of the transferor of such money or property to transfer such money or property to the Trustee; and

          (d) the Trustee shall not be under any duty to require payment of any contributions to the Trust Fund, or to see that any payment made to it is computed in accordance with the provisions of the Plans, or otherwise be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans.

     3.10 RELIANCE BY OTHERS. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions, except as otherwise required by law.

     3.11     RESIGNATION OR REMOVAL OF TRUSTEE.

          (a) INSTITUTIONAL TRUSTEE. If a Trustee is a bank, trust company or other institution, the Trustee may resign at any time by delivering to the Board of Directors a written notice of resignation, to take effect at a date specified therein, which shall not be less than sixty (60) days after the delivery thereof, unless such notice shall be waived by the Board of Directors. If the Trustee resigns, the Board of Directors shall appoint a successor Trustee in a written instrument, copies of which shall be delivered to the Trustee and the successor Trustee. The Trustee may be removed by the Board of Directors by delivering to the Trustee a written notice of removal to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery thereof, unless such notice shall be waived by the Trustee. In the event of such removal, the Board of Directors shall appoint a successor Trustee in a written instrument, copies of which shall be delivered to the Trustee and the successor Trustee.

          In the case of the resignation or removal of the Trustee, the Trustee shall transfer all right, title and interest in the assets of the Trust Fund to the successor
Trustee. Any successor Trustee shall have the same powers and duties hereunder as those conferred upon the initial
Trustee.

          (b)  INDIVIDUAL TRUSTEE.  If a committee of
individuals is appointed to serve as Trustee, any such individual may resign at any time by delivering to the Board of Directors a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery thereof, unless such notice shall be waived by the Board of Directors. If such individual resigns, the Board of Directors may appoint an individual to serve as successor Trustee. In the event the Board of Directors fails to appoint an individual to serve as successor Trustee, the remaining individuals serving as Trustee shall constitute the Trustee. The Board of Directors shall appoint a successor Trustee upon the resignation of the last individual serving as Trustee.

          An individual appointed to serve as Trustee may be removed by the Board of Directors by delivering to such individual a written notice of removal to take effect at a date specified therein, unless such notice shall be waived by such individual. In the event of such removal, the Board of Directors may appoint an individual to serve as successor Trustee. In the event the Board of Directors fails to appoint an individual to serve as successor Trustee, the remaining individuals serving as Trustee shall constitute the Trustee. The Board of Directors shall appoint a successor Trustee upon the removal of the last individual serving as Trustee.

          In the case of the resignation or removal of an individual appointed to serve as Trustee, such individual, to the extent necessary, shall transfer all right, title and interest in the assets of the Trust Fund to the individual appointed to serve as successor Trustee. Any individual appointed to serve as successor Trustee shall have the same powers and duties hereunder as those conferred upon the initial individual serving as Trustee.

          As used in this Section 3.11(b), in the case of an Individual Trustee serving as a Trustee of the Duncanson &
Holt Plan, each reference to the Board of Directors shall be deemed to be a reference to the Board of Directors of Duncanson & Holt, Inc..

     3.12 MANNER OF ACTION FOR INDIVIDUAL TRUSTEES. The Individual Trustees shall act by a majority of the individuals so serving voting at a meeting or signing written consents without holding a meeting. Any individual serving as Trustee may participate in a Trustee meeting by means of a conference telephone or similar communications device by which all persons participating in the meeting can hear each other.

     3.13 DELEGATION. The Trustee may delegate to any other person or persons, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plans.

     3.14 SIGNATURES FOR INDIVIDUAL TRUSTEES. A majority of the Individual Trustees or any one individual so serving who is authorized by all of the individuals so serving shall have the authority to execute all instruments, reports or other documents necessary or appropriate to carry out the action and decisions of the Individual Trustees. Any such document may be executed by facsimile signature. The Institutional Trustee, any Investment Manager or any other interested party may rely upon any document, report or other instrument so executed as evidence of action of or a decision by the Individual Trustees.

     3.15 INDEMNIFICATION. To the extent permitted by applicable law, and, in the case of the Individual Trustees, the bylaws of the Company, the Company agrees to indemnify and save harmless the Trustee against all liability or expense (including reasonable attorneys' fees) arising (a) out of any matter as to which this Trust Agreement provides that the Trustee is directed, protected, not liable, or not responsible; or (b) by reason of any breach of any statutory duty owed to the Plans by the Company, any Employer, the Individual Trustees (in the case of the Institutional Trustee) or the Institutional Trustee (in the case of the Individual Trustees), the Administrator or Recordkeeper, any Investment Manager, or any delegate of any of them (and for the purposes of this sentence the Trustee shall not be considered to be such a delegate), provided, however, that the Trustee shall not be indemnified for any liability or expense (including reasonable attorneys' fees) arising from such Trustee's negligence or bad faith in performing or failing to perform its duties under this Trust Agreement or from breach of any statutory duty owed to the Plans by such Trustee under applicable law.

                            ARTICLE IV
                       INVESTMENT MANAGERS

     4.1 APPOINTMENT. The Board of Directors may from time to time appoint one or more Investment Managers to direct the investment of the assets of the Trust or such portion thereof as may be designated by the Board of Directors. Such appointment shall be in writing and shall be effective only upon receipt by the Board of Directors of the written acceptance of the Investment Manager and acknowledgement, in writing, by the Investment Manager that the Investment Manager is a fiduciary with respect to the Plans and Trust. The Board of Directors shall give prompt written notice of such appointment to the Trustee. The Trustee shall be fully protected in relying upon the effectiveness of such appointment until such time as it receives written notice from the Board of Directors to the contrary.

     4.2 TRUSTEE AS AN INVESTMENT MANAGER. The Institutional Trustee shall have no duty or responsibility to direct the investment and reinvestment of the Trust Fund, or any portion thereof, unless such investment responsibilities are expressly agreed to in writing between the Board of Directors and the Institutional Trustee in accordance with the provisions of this Article. In the event that the Board of Directors and the Institutional Trustee enter into such an agreement, the Institutional Trustee shall have the powers and duties of an Investment Manager under this Trust Agreement with respect to the portion of the assets of the Trust Fund designated therein.

     4.3 INVESTMENT DIRECTIONS. The Trustee shall, as promptly as possible, comply with the directions of an Investment Manager regarding the investment or reinvestment of Trust assets which are under the investment direction of such Investment Manager. Directions of an Investment Manager may be verbal unless written direction or confirmation is required by the Trustee. The Trustee may conclusively presume that an Investment Manager is entitled to act, in directing the investment and reinvestment of Trust assets for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations with respect to which the Board of Directors provides written notice to the Trustee. The Trustee shall have no liability
(a) for the acts or omissions of any Investment Manager; (b) for complying with the investment directions of the fiduciary having full investment responsibility with respect to any portion of the assets of the Trust Fund; (c) for failing to act in the absence of Investment Manager direction; or (d) for any loss that may result by reason of the manner of division of the Trust Fund by the Company for purposes of investment.

     The Trustee may request an Investment Manager to certify the value of any securities or other property held in the portion of the Trust Fund under the investment direction of such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust Agreement.

     If the fiduciary having full investment responsibility with respect to a portion of the assets of the Trust Fund shall issue orders for the purchase or sale of securities directly to a broker, unless otherwise directed by such fiduciary, written notification of the issuance of each such order (or confirmation thereof) shall be authority for the Institutional Trustee to pay for securities purchased or to deliver securities sold, as the case may be. Upon the direction of such fiduciary, the Institutional Trustee shall execute and deliver appropriate trading authorizations, provided that no such authorization shall be deemed to increase the liability or responsibility of the Trustee under this Trust Agreement.

     4.4 RESIGNATION AND REVOCATION OF APPOINTMENT. An Investment Manager may resign at any time upon thirty (30) days' written notice to the Board of Directors and the Board of Directors may remove an Investment Manager at any time upon thirty (30) days' written notice to the Investment Manager, provided the Board of Directors and the Investment Manager may by written instrument waive such notice. In the event an Investment Manager resigns or is removed, the Trustee shall, unless a successor Investment Manager is appointed, invest such assets in accordance with the direction of the Company.

                            ARTICLE V
                       INVESTMENT OF FUNDS

     5.1 ESTABLISHMENT OF INVESTMENT FUNDS. The Institutional Trustee shall establish a Company Stock Fund (as described in Section 5.2) and the Trustees shall establish one or more other Investment Funds as the Company may from time to time direct. The Company shall direct that each Investment Fund, other than the Company Stock Fund, shall be invested:

          (a)     at the discretion of the Individual
Trustees in accordance with such investment guidelines and objectives as may be established by the Company for such Investment Fund; or

          (b)     at the discretion of a duly appointed
Investment Manager in accordance with such investment guidelines and objectives as may be established by the Company; or

          (c)     in such investments as the Company may
specify for such Investment Fund.

     The Company may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the direction of the Company.

     The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust as the Administrator may from time to time direct in accordance with the terms of the Plans. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Company.

     5.2 COMPANY STOCK FUND. The Trustee shall establish a Company Stock Fund which shall be invested primarily in shares of common stock of UNUM Corporation and any other qualifying employer security within the meaning of Section 407(d)(5) of ERISA. The Trustee shall, as soon as practicable, apply amounts allocated to the Company Stock Fund to purchase Company stock on the open market or in private transactions, from the Company or otherwise, at current market value. Pending investment in Company stock, the Trustee shall invest amounts allocated to and dividends or other amounts received by the Company Stock Fund in short-term cash equivalents including, but not limited to, short-term debt obligations issued or guaranteed by the United States government, money market funds and savings accounts.

     Notwithstanding the provisions of this Section 5.2 to the contrary, the Trustee shall be under no duty or obligation to invest any assets of the Trust in shares of common stock of the Company unless the Company shall determine that (a) such shares constitute "qualifying employer securities" within the meaning of Section 407 of ERISA and (b) such investment is not prohibited by Section
404, 406 or 407 of ERISA.

                            ARTICLE VI
                     FIDUCIARY RESPONSIBILITY

     6.1 ALLOCATION OF FIDUCIARY RESPONSIBILITIES. All fiduciaries with respect to the Trust shall be required to meet the prudence, diversification and other fiduciary responsibilities of applicable law to the extent such requirements and responsibilities apply to them, provided each fiduciary shall be responsible for carrying out only the requirements, responsibilities and duties placed upon such fiduciary by this Trust Agreement. In particular, except as otherwise provided by law:

          (a) An Investment Manager shall have full investment responsibility with respect to the assets of the Trust for which it has the power of investment direction.
The other fiduciaries, including but not limited to the Trustee, shall have no duty or responsibility with respect to the investment of such assets as long as they are subject to the investment direction of such Investment Manager.

          (b) Steven Bonville, Michael Cowell, Margaret Downing, Eileen Farrar, Ruth Greene, Linda Guyden and Edward Hillman shall serve as Trustee with respect to the property held in trust under the UNUM Plan that is not invested in the Company Stock Fund or the Fixed Income Fund, provided that the Institutional Trustee shall serve solely as custodian with respect to such assets. The Individual Trustees shall have full investment responsibility with respect to such assets of the Trust that are not invested in the Company Stock Fund or the Fixed Income Fund, are not invested pursuant to the direction of the Board of Directors, and are not subject to the investment direction of an Investment Manager. Other fiduciaries, including, but not limited to, the Institutional Trustee, shall have no duty or responsibility with respect to the investment of such assets.

          (c) Kevin P. Walker and Thomas G. Brown shall serve as Trustee with respect to the property held in trust under the Duncanson & Holt Plan that is not invested in the Company Stock Fund or the Fixed Income Fund, provided that the Institutional Trustee shall serve solely as custodian with respect to such assets. The Individual Trustees shall have full investment responsibility with respect to such assets of the Trust that are not invested in the Company Stock Fund or the Fixed Income Fund, are not invested pursuant to the direction of the Board of Directors, and are not subject to the investment direction of an Investment Manager. Other fiduciaries, including, but not limited to, the Institutional Trustee, shall have no duty or responsibility with respect to the investment of such assets.

          (d) The Institutional Trustee shall serve as sole Trustee with respect to those assets of the Trust comprising the Company Stock Fund and the Fixed Income Fund. The Institutional Trustee shall have no duty or responsibility with respect to the investment of such assets unless such investment responsibilities are expressly agreed to in writing between the Board of Directors and the Institutional Trustee in accordance with the provisions of
Article IV for the appointment of Investment Managers. The Board of Directors shall have full investment responsibilities with respect to the investment of such assets that are not subject to the direction of an Investment Manager (including the Institutional Trustee, if appointed in accordance with the preceding sentence). Other fiduciaries, including, but not limited to, the Individual Trustees, shall have no duty or responsibility with respect to the investment of such assets.

           (e) The Individual Trustees shall have no duty or responsibility with respect to investment of assets of the Trust so long as they are invested at the direction of the Board of Directors or a duly appointed Investment Manager, and the Institutional Trustee shall have no duty or responsibility with respect to the investment of assets of the Trust except as provided in subsection (d).

          (f)     The Administrator shall have no duty or
responsibility with respect to the investment of the assets of the Trust.

          (g) The fiduciaries, including, but not limited to, the Trustee, the Employers, the Administrator, and any Investment Manager shall have no responsibility for the investment elections made by Participants or Beneficiaries, or for the exercise of voting, tender or similar rights by Participants or Beneficiaries.

     A fiduciary with respect to the Plans and Trust may employ or retain others to advise or perform services within respect to its responsibilities hereunder, including but not limited to actuaries, attorneys, accountants, investment advisers, administrators and consultants; provided, however, that no person other than a fiduciary shall carry out fiduciary responsibilities.

     6.2 FIDUCIARY RESPONSIBILITY. Each fiduciary shall exercise the powers granted to it and discharge the duties placed upon it by this Trust Agreement solely in the interest of the Participants and their Beneficiaries and:

          (a) for the exclusive purposes of (i) providing benefits to the Participants and their Beneficiaries, and
(ii) defraying reasonable expenses of administering the Plans and Trust;

          (b)     with the care, skill, prudence and
diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

          (c) with respect to any assets of the Trust Fund subject to its investment direction, by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

     6.3 PROHIBITED TRANSACTIONS. The Individual Trustees, the Institutional Trustee, the Company, any Employer, and any Investment Manager shall not, with respect to the Trust, engage in a transaction which it knows or should know is prohibited by Section 406 or 407(a) of ERISA or by Section 4975 of the Code, unless an appropriate exemption or exemptions have been granted by the Department of Labor under Section 408 of ERISA and the Department of the Treasury under Section 4975(c)(2) of the Code.

                           ARTICLE VII
               DELEGATION OF AUTHORITY BY EMPLOYERS

     Each Employer other than the Company shall automatically be or become upon adoption of a Plan a party to this Agreement. Each such Employer irrevocably grants to the Company exclusive authority to exercise all the powers conferred upon it by the terms of this Agreement, including the power to amend or to terminate this Agreement, and hereby irrevocably appoints the Company as its agent for all such purposes.

                           ARTICLE VIII
                    AMENDMENT AND TERMINATION

     8.1 AMENDMENT. This Trust Agreement may be amended from time to time by the Board of Directors, provided (i) the duties and liabilities of the Trustee shall not be increased without its written consent and (ii) no amendment shall, except as permitted by law, authorize or permit any portion of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. Each amendment shall be effective with respect to and binding upon each Employer without further action by such Employer.

     8.2 TERMINATION. With the consent of UNUM Corporation, this Trust Agreement may be terminated at any time by an Employer (by resolution of its Board of Directors or the person or persons to whom such Board delegates its authority) with respect to its Participants and their Beneficiaries. Upon termination, the Trustee shall, if directed by the Administrator, liquidate all or any designated portion of the Trust Fund and, after approval of the Trustee's final account, distribute the Trust Fund as directed by the Administrator in accordance with the provisions of the applicable Plan.

                            ARTICLE IX
                          MISCELLANEOUS

     9.1 NONALIENABILITY OF BENEFICIAL INTERESTS. Except as expressly provided in the Plans, the beneficial interests of Participants and their Beneficiaries shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause a beneficial interest to be so subjected shall not be recognized.

     9.2     RESTRICTION AS TO REVERSION OF TRUST ASSETS.
Except as hereinafter provided and permitted by law, in no event shall any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries.

          (a) If the Internal Revenue Service initially determines that a Plan does not meet the requirements of
Section 401(a) of the Code, the assets of the Trust attributable to contributions made to that Plan and any earnings thereon shall be returned to the contributing Employers within one (l) year of the denial of qualification.

          (b)     Contributions by each Employer are
conditioned upon the initial qualification of the applicable Plan under Section 401(a) of the Code, and upon deductibility under Section 404 of the Code. Upon the request of the Company, any contributions attributable to an Employer (i) which are made by reason of a mistake of fact, (ii) which are conditioned upon the initial qualification of the applicable Plan, or (iii) for which a deduction is disallowed shall be returned to such Employer within one (l) year of the mistaken payment of the contribution, denial of qualification or disallowance of the deduction. In the event of a denial of qualification, the amount contributed for the period during which a Plan was not qualified may be returned. In the event of a mistake of fact or a disallowance of deduction, the amount which may be returned to such Employer is the excess of the amount contributed over the amount which would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to any excess contribution shall not be returned, but losses attributable thereto shall reduce the amount which may be returned.

     9.3 INVESTMENT GUIDELINES AND OBJECTIVES. The Company may from time to time establish investment guidelines and objectives which shall be communicated, in writing, to the Trustee and each Investment Manager appointed in accordance with Section 4.1. The Trustee and each such Investment Manager shall invest and reinvest the portion of the Trust Fund over which it has investment authority consistent with such guidelines and objectives.

     9.4     COMPUTERIZED REPORTING SERVICES.

          (a) The Company agrees to use the equipment, computer programs and other information supplied by the Institutional Trustee under this Agreement solely for its own internal use and benefit and not for resale or other transfer or disposition to, or use by or for the benefit of, any other person or organization other than an Employer without the prior written approval of the Trustee.

     The Company acknowledges that the data bases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other information furnished to the Company by the Institutional Trustee constitute copyrighted trade secrets or proprietary information of substantial value to the Institutional Trustee. Such data bases, programs and other information are collectively referred to below as "Proprietary Information". The Company agrees that it shall treat all Proprietary Information as proprietary to the Institutional Trustee and that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. Without limiting the foregoing, the Company agrees for itself and its employees and agents:

          (b)     to use such programs and data bases (i)
solely on the Institutional Trustee's approved computers,
(ii) solely from equipment at Company or Employer locations agreed to between the Company and the Institutional Trustee and (iii) solely in accordance with the Institutional
Trustee's applicable user's documentation;

          (c) to use equipment supplied or approved by the Institutional Trustee solely with programs supplied by the Institutional Trustee and no other programs or software;

          (d) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Institutional Trustee's computers) any part of any Proprietary Information;

          (e) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Company, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary Information;

          (f)     to refrain from causing or allowing
information transmitted from the Institutional Trustee's computer to the Company's or an Employer's terminals to be retransmitted to another computer, terminal or other device;

          (g) that the Company or any Employer shall have access to only those authorized transactions as agreed to between the Company and the Institutional Trustee;

          (h) to honor reasonable written requests made by the Institutional Trustee to protect at the Institutional Trustee's expense the rights of the Institutional Trustee in Proprietary Information at common law, under the federal copyright statutes and under other federal and state statutes.

          (i) The Company hereby acknowledges that the data and information it will be accessing from Institutional Trustee is unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the Account and other causes for which Trustee will not be liable to the Company.

     9.5 SECURITY CODES. If the Institutional Trustee has issued to the Company, or to any Investment Manager appointed by the Company, security codes or passwords in order that the Institutional Trustee may verify that certain transmissions of information, including directions or instructions, have been originated by the Company or the Investment Manager, as the case may be, the Institutional Trustee shall be kept indemnified by and be without liability to the Company for any action taken or omitted by it in reliance upon receipt by the Institutional Trustee of transmissions of information with the proper security code or password, including communications purporting to be directions or instructions, which the Institutional Trustee reasonably believes to be from the Company or Investment Manager.

     9.6     FISCAL YEAR OF TRUST.  The fiscal year of the
Trust shall be the twelve (12) month period ending each December 31.

     9.7 BINDING ON SUCCESSORS. This Agreement shall be binding upon the Company, each Employer, each Trustee, and their respective successors and assigns.

     9.8 GENDER AND NUMBER. When the context requires, words in any gender shall include the masculine, feminine and neuter gender. The plural shall include the singular and the singular shall include the plural.

     9.9 GOVERNING LAW. The Trust shall be governed and construed in accordance with the laws of the United States of America and to the extent such laws shall not be held to have preempted local law, by the laws of the Commonwealth of Massachusetts.

     9.10 ARTICLE AND SECTION HEADINGS. The article and section headings are only intended for convenience of reference and shall not be considered in the construction of the Trust.

     IN WITNESS WHEREOF, UNUM Corporation, Duncanson & Holt,
Inc. and the Trustee have caused this Agreement to be executed as of the day and year first above written.

Witness:                           UNUM CORPORATION



______________________________     By____________________________
                                     Its

                                   DUNCANSON & HOLT, INC.



______________________________     By____________________________
                                     Its

                                   STATE STREET BANK AND TRUST
                                   COMPANY



______________________________     By:___________________________
                                      Its Vice President,
Trustee



______________________________     ______________________________
                                   Kevin P. Walker, Trustee under
                                   the Duncanson & Holt, Inc.
                                   Employee Profit Participation
                                   and Savings Plan



______________________________     ______________________________
                                   Thomas G. Brown, Trustee under
                                   the Duncanson & Holt, Inc.
                                   Employee Profit Participation
                                   and Savings Plan



______________________________     ______________________________
                                   Steven Bonville, Trustee under
                                   the UNUM Employees Retirement
                                   Savings Plan and Trust



______________________________     ______________________________
                                   Michael Cowell, Trustee under
                                   the UNUM Employees Retirement
                                   Savings Plan and Trust



______________________________     ______________________________
                                   Margaret Downing, Trustee
                                   under the UNUM Employees
                                   Retirement Savings Plan and
                                   Trust



______________________________     ______________________________
                                   Eileen Farrar, Trustee under
                                   the UNUM Employees Retirement
                                   Savings Plan and Trust



______________________________     ______________________________
                                   Ruth Greene, Trustee under the
                                   UNUM Employees Retirement
                                   Savings Plan and Trust



______________________________    ______________________________
                                   Linda Guyden, Trustee under
                                   the UNUM Employees Retirement
                                   Savings Plan and Trust



______________________________     ______________________________
                                   Edward Hillman, Trustee under
                                   the UNUM Employees Retirement
                                   Savings Plan and Trust